EXHIBIT 21


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                              SUBSIDIARIES OF OLSTEN CORPORATION
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                                                 JURISDICTION
                                                      OF
                 SUBSIDIARY                      INCORPORATION      BUSINESS NAME

The Accounts Team Limited                        England/Wales      The Accountants Team
All Medicare Home Health Agency, Inc.            Florida            Olsten Kimberly QualityCare
American Home Health Care, Inc.                  Georgia            Olsten Kimberly QualityCare
American Service Bureau, Inc.                    Illinois           ASB Meditest
Archangel Executive Appointments Limited         England/Wales
Bodimetric Health Services, Inc.                 Illinois
Bodimetric Profiles, Inc.                        Illinois
Broad Pines Development Corp.                    Delaware
Dirka Co.                                        Delaware
Gold Coast South Home Health Agency, Inc.        Florida
Gulf Coast Home Health Services Central, Inc.    Florida
Gulf Coast Home Health Services East, Inc.       Florida
Gulf Coast Home Health Services North, Inc.      Florida
Gulf Coast Home Health Services of Florida, Inc. Florida
Gulf Coast Home Health Services South, Inc.      Florida
Gulf Coast Home Health Services Southwest, Inc.  Florida
Gulf Coast Home Health Services West, Inc.       Florida
Health Care Services Olsten Limited              Delaware
HHC Management, Inc.                             New York           Olsten Kimberly QualityCare
Kimberly California Corporation                  California         Olsten Kimberly QualityCare
Kimberly Home Health Care, Inc.                  Missouri           Olsten Kimberly QualityCare
Kimberly Quality Care, Inc.                      Delaware           Olsten Kimberly QualityCare
Kimberly Quality Care Infusion Therapy
   Services, Inc.                                California         Olsten Kimberly QualityCare
Kimberly Services, Inc.                          Missouri           Olsten Kimberly QualityCare
Kimberly Nurses/Meditest, Inc.                   New Jersey         Olsten Kimberly QualityCare
Olsten Kimberly QualityCare Foundation, Inc.     Florida
Lifetime Corporation (UK) Limited                England/Wales
Meditest Canada, Inc.                            Canada
New York Healthcare Services, Inc.               New York           Olsten Kimberly QualityCare
Office Angels Limited                            England/Wales
Office Angels (Properties) Limited               England/Wales
Office Angels (Recruitment) Limited              England/Wales
Office Angels (U.K.) Limited                     England/Wales
Office Legals Limited                            England/Wales
OLS Holdings, Inc.                               New York
Olsten Certified Healthcare Corp.                Delaware           Olsten Kimberly QualityCare
Olsten de Mexico, S.A. de C.V.                   Mexico
Olsten Flying Nurses Corp.                       Delaware
Olsten Home Healthcare, Inc.                     Delaware           Olsten Kimberly QualityCare
Olsten Kimberly QualityCare, Inc.                Delaware           Olsten Kimberly QualityCare
Olsten Melville Corp.                            Delaware
Olsten of Westchester, Inc.                      New York           Covertemp
Olsten Service Corp.                             Delaware
Olsten Services Limited                          Ontario
Olsten Services of New York, Inc.                New York           Olsten Kimberly QualityCare
Olsten Staffing Services, Inc.                   Texas
Olsten Staff, S.A. de C.V.                       Mexico
QC Medi - California, Inc.                       California         Olsten Kimberly QualityCare
QC Medi - Illinois, Inc.                         Illinois           Olsten Kimberly QualityCare
QC Medi - Louisiana, Inc.                        Louisiana          Olsten Kimberly QualityCare
QC Medi - Mass., Inc.                            Massachusetts      Olsten Kimberly QualityCare
QC Medi of Michigan, Inc.                        Michigan           Olsten Kimberly QualityCare
QC Medi - Tenn., Inc.                            Tennessee          Olsten Kimberly QualityCare
QC Medi - New York, Inc.                         New York           Olsten Kimberly QualityCare
QC Medi - Texas, Inc.                            Texas              Olsten Kimberly QualityCare
Quality Care Escort Services, Inc.               New York
Quality Care Health Services, Inc.               Washington         Olsten Kimberly QualityCare
Quality Care Home Health, Inc.                   New York           Olsten Kimberly QualityCare
Quality Care, Inc.                               New York           Olsten Kimberly QualityCare


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Quality Care of Connecticut, Inc.                Connecticut        Olsten Kimberly QualityCare
Quality Care of Kentucky, Inc.                   Kentucky           Olsten Kimberly QualityCare
Quality Care Service Corp.                       New York           Olsten Kimberly QualityCare
Quality Care - USA., Inc.                        New York           Olsten Kimberly QualityCare
Quality Managed Care, Inc.                       Delaware           Olsten Kimberly QualityCare
Rainier Home Health Care, Inc.                   Washington         Olsten Kimberly QualityCare
Salus Services, Inc.                             Delaware           Olsten Kimberly QualityCare
Sterling Venture, Inc.                           Massachusetts
Superior Care, Inc.                              Massachusetts
UHH Home Services Corporation                    New York           Olsten Kimberly QualityCare
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